FORM OF RESTRICTED STOCK UNIT CERTIFICATE (U.S.)

PTC INC.
2000 Equity Incentive Plan
Restricted Stock Unit Certificate
Grant No. _________

PTC Inc. (the “Company”), a Massachusetts corporation, hereby grants to the person named below restricted stock units (“Restricted Stock Units” or “RSUs”) representing the right to receive shares of Common Stock, $0.01 par value, of the Company (the “Award”) under and subject to the Company's 2000 Equity Incentive Plan (the “Plan”) on the terms and conditions set forth below and in the Plan. By accepting this award, the Employee agrees to those terms and conditions, including without limitation the non-solicitation, non-interference and noncompetition obligations set forth in Sections 11, 12 and 13, respectively, in the terms and conditions below:

Name of Holder:    ____________________________
Employee ID No.:    ____________________________

Number of Restricted Stock Units:    __________________
Date of Grant:    __________________

Vesting Schedule:    [Insert Vesting Schedule]
The shares issuable upon vesting of this Award will not be released until all applicable withholding taxes have been collected from the Holder or otherwise provided for.
PTC INC.
By:
[Name]
[Title]

HOLDER’S ACCEPTANCE
[box] I have read and fully understand this Restricted Stock Unit Certificate and I accept and agree to be bound by the terms, conditions and restrictions contained in this Restricted Stock Unit Certificate and the Plan and I further intend my clicking of the box next to this statement to have the same force in all respects as a handwritten signature.
I intend to express my acceptance of this Award, including its terms, conditions and restrictions, by clicking the Accept Award button and I further intend my clicking of the Accept Award button to have the same force in all respects as a handwritten signature.

Accept Award

I intend to express my decline of this Award by clicking the Decline Award button. I understand that by declining this Award I will have no right to the Award, the Restricted Stock Units, the shares of common stock issuable upon vesting of the Restricted Stock Units, or the value of such Award, Restricted Stock Units or shares. I further intend my clicking of the Decline Award button to have the same force in all respects as a handwritten signature.

Decline Award

PTC INC. 2000 EQUITY INCENTIVE PLAN
Restricted Stock Unit Terms and Conditions
1.Plan Incorporated by Reference. This Award is issued pursuant to the terms of the Plan and may be amended as provided in the Plan. Capitalized terms used and not otherwise defined in this certificate have the meanings given to them in the Plan. This certificate does not set forth all of the terms and conditions of the Plan, which are incorporated herein by reference. The Committee administers the Plan and its determinations regarding the operation of the Plan are final and binding. Copies of the Plan may be obtained upon written request without charge from the Legal Department of the Company.
2.    Restricted Stock Units. Each Restricted Stock Unit represents the right to receive one share of Common Stock, subject to the fulfillment of the vesting conditions.
3.    Vesting of Restricted Stock Units; Issuance of Common Stock. Upon each vesting of a Restricted Stock Unit in accordance with the vesting schedule set forth on the face of this certificate (each, a “Vest Date”), subject to Section 7 below, the Company shall issue to the Holder one share of Common Stock for each Restricted Stock Unit that vests on such Vest Date (the “Shares”) as soon as practicable after such Vest Date, but in no event later than March 15 of the following calendar year.
4.    Award and Restricted Stock Units Not Transferable. This Award and the Restricted Stock Units are not transferable by the Holder.
5.    Termination of Employment or Engagement. If the Holder’s status as an employee or consultant of the Company or an Affiliate is terminated for any reason (voluntary or involuntary and including disability, death or retirement), all Restricted Stock Units that remain unvested shall upon such termination of employment immediately and irrevocably terminate and unvested RSUs and the underlying Shares in respect of such RSUs shall immediately and irrevocably be forfeited. Notwithstanding the foregoing, if the Holder is on military, sick leave or other leave of absence approved by the Company, his or her employment or engagement with the Company (or its Affiliate) will be treated as continuing intact if the period of such leave does not exceed ninety (90) days, or, if longer, so long as the Holder’s right to reemployment or the survival of his or her service arrangement with the Company (or its Affiliate) is guaranteed either by statute or by contract; otherwise, the Holder’s employment or engagement will be deemed to have terminated on the 91st day of such leave.
6.    No Right to Shares or as a Stockholder. The Holder shall not have any right in, to or with respect to any of the Shares (including voting rights or rights with respect to dividends paid on the Common Stock) issuable under the Award until the Award is settled by issuance of such Shares to the Holder.
7.    Payment of Taxes. The Holder shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld with respect to the Shares no later than the date of the event creating the tax liability and in any event before any Shares are delivered to the Holder. The Company and its Affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind due to the Holder. The Company may, in its discretion, withhold from the Shares delivered to the Holder for any Vest Date such number of Shares as the Company determines is necessary to satisfy the minimum tax obligations required by law to be withheld or paid in connection with the issuance of such Shares, valued at their Fair Market Value on the date of issuance.
8.    Change in Control. In order to preserve Holder’s rights under this Award in the event of a change in control of the Company (as defined by the Committee), the Committee in its discretion may at any time take one or more of the following actions: (i) provide for the acceleration of any Vest Date, (ii) provide for payment to the Holder of cash or other property with a Fair Market Value equal to the amount that would have been received with respect to the Shares had the Award fully vested upon the change in control, (iii) adjust the terms of this Award in a manner determined by the Committee to reflect the change in control, (iv) cause the Award to be assumed, or new rights substituted therefor, by another entity, or (v) make such other provision as the Committee may consider equitable to the Holder and in the best interests of the Company.
9.    Securities and Other Laws. It shall be a condition to the Holder’s right to receive the Shares hereunder that the Company may, in its discretion, require (a) that the Shares shall have been duly listed, upon official notice of issuance, upon any national securities exchange or automated quotation system on which the Company’s Common Stock may then be listed or quoted, (b) that either (i) a registration statement under the Securities Act of 1933 with respect to the Shares shall be in effect, or (ii) in the opinion of counsel for the Company, the proposed issuance and delivery of the Shares to the Holder shall be exempt from registration under that Act and the Holder shall have made such undertakings and agreements with the Company as the Company may reasonably require, and (c) that such other steps, if any, as counsel for the Company shall consider necessary to comply with any law applicable to the issue of such Shares by the Company shall have been taken by the Company or the Holder, or both.
10.    No Right To Employment. No person shall have any claim or right to be granted an Award. Each employee of the Company or any of its Affiliates is an employee-at-will (that is to say that either the Holder or the Company or any Affiliate may terminate the employment relationship at any time for any reason or no reason at all) unless, and only to the extent, provided in a written employment agreement for a specified term executed by the chief executive officer of the Company or his duly authorized designee or the authorized signatory of any Affiliate. Neither the adoption, maintenance, nor operation of the Plan nor any Award thereunder shall confer upon any employee of the Company or of any Affiliate any right with respect to the continuance of his or her employment by the Company or any such Affiliate nor shall they interfere with the right of the Company (or Affiliate) to terminate any employee at any time or otherwise change the terms of employment, including, without limitation, the right to promote, demote or otherwise re-assign any employee from one position to another within the Company or any Affiliate.
11.    Solicitation or Hiring of PTC Employees. The Holder agrees that during Holder’s employment and for a period of one (1) year after termination of Holder’s employment (whether voluntary or involuntary), the Holder will not recruit or hire, or attempt to recruit or hire, or assist any third party in any attempt to recruit or hire, any employee of PTC or any PTC subsidiary or ex-employee of PTC or a PTC subsidiary whose employment was terminated less than six (6) months prior to the date of such recruitment or hiring.
12.    Business Interference. The Holder agrees that during Holder’s employment with PTC and for a period of one (1) year after termination (whether voluntary or involuntary), the Holder will not:
a.make known to any person, firm or corporation the names and/or contact information of any customers or accounts, or prospective customers of PTC or a PTC subsidiary (each a “PTC Account”); or
b.solicit, divert or take away, or attempt to divert or take away, the business or patronage of any PTC Accounts, or accept any unsolicited business or patronage for products or services similar to those offered by PTC from any PTC Accounts, in each case insofar as they were identified, contacted, solicited or served by the Holder, either directly or indirectly, while the Holder was a PTC employee; or
c.otherwise interfere with, disrupt or attempt to disrupt relations between PTC and any of its employees, contractors, vendors or PTC Accounts.
13.    Noncompetition. The Holder agrees that during Holder’s employment and for a period of one (1) year after termination (whether voluntary or involuntary), the Holder will not provide services, in any capacity, whether as an employee, independent contractor or otherwise, for any (a) competitor of PTC (including, but not limited to, Dassault Systems, Siemens PLM, Autodesk, Oracle PLM, SAP PLM) or any distributor or reseller of any PTC competitor, or (b) any company that is planning to offer products or services that will compete with PTC products or services. The Holder acknowledges that the appropriate geographic boundary for the foregoing non-competition restriction includes: (i) any market within the United States in which PTC provides products or services; and (ii) any non-U.S. market in which PTC provides products or services.
14.    Miscellaneous. The Holder agrees that the obligations imposed on the Holder in this Agreement will apply during Holder’s employment with PTC and will survive the termination of Holder’s employment. The Holder further agrees that any change in Holder’s position, title or responsibilities while employed by PTC will not invalidate or otherwise affect the validity or enforceability of this Agreement. The Holder agrees that the restrictions imposed in Section 13 are necessary to protect PTC’s trade secrets, Proprietary Information, know-how, business and goodwill. The Holder agrees that the non-competition agreement in Section 13 is reasonable in duration, geographical area and scope. The Holder acknowledges that the provisions of Section 13 are a material term of Holder’s employment relationship and that PTC would not have employed the Holder or issued this RSU award absent this agreement. The obligations in Sections 11, 12 and 13 of these Terms and Conditions will apply whether Holder’s actions are taken individually or as a principal, agent, officer, director, employee, consultant, partner, member or shareholder (other than as the passive holder of less than 5% of the shares of a publicly traded company) of any firm, corporation or other entity or group or otherwise, alone or in association with any other individual, firm, corporation or other entity or group.